Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Zapata Computing Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common stock, par value $0.0001 per share(2)	457(c)	15,850,336	$1.77(3)	$28,055,094.72	0.00014760	$4,140.94

Fees to be Paid	Equity	Warrants to purchase common stock(4)	457(i)	13,550,000	—	—	—	—

Fees to be Paid	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of Private Warrants (5)	457(c); 457(i)	13,550,000	$11.65(6)	$157,857,500.00	0.00014760	$23,299.77

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amount					$185,912,594.72		$27,440.71

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$27,440.71

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

The number of shares of Common Stock being registered represents the sum of (i) 3,131,528 Note Shares (as defined in this registration statement), (ii) 4,875,000 shares issued to Insiders (as defined in this registration statement) in exchange for Class B Common Stock (as defined in this registration statement) on a one for one basis, (iii) 837,500 shares of Common Stock transferred to the NRA Investors (as defined in this registration statement) by the Sponsors (as defined in this registration statement) pursuant to non-redemption agreements dated July 6, 2023 among the registrant, the Sponsors and the NRA Investors, (iv) 500,000 shares of Comon Stock issued pursuant to the Forward Purchase agreement (as defined in this registration statement), (v) 42,372 shares of Common Stock issued to third parties in exchange for services provided in connection with the Merger (as defined in this registration statement), and (vi) 6,463,936 shares of Common Stock issued to Legacy Zapata Stockholders at the closing of the Merger.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock, as reported on the Nasdaq Stock Market on April 22, 2024, which date is within five business days prior to the filing of this registration statement.

(4)	Consists of 13,550,000 Private Warrants (as defined in this registration statement).
(5)	Consists of (i) 13,550,000 shares of Common Stock that are issuable by the registrant and registered for resale upon the exercise of Private Warrants.

(6)

Calculated in accordance with Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the Warrants on Nasdaq on April 22, 2024, which date is within five business days prior to the filing of this registration statement, and (ii) the $11.50 exercise price of the Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the Common Stock issuable upon exercise of the Warrants and included in the registration fee paid in respect of such shares of Common Stock.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock issuable upon exercise of Public Warrants(7)	11,499,982	$135,262,788.28	S-4	333-275207	1/29/2024

(7)

No registration fee is payable in connection with 11,499,982 shares of Common Stock issuable upon exercise of Public Warrants (as defined in this registration statement), which were previously registered on a Registration Statement on Form S-4 (File No. 333-275207), which was declared effective on January 29, 2024 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Rule 429 Statement” in this registration statement.